SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

October 27, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Vanguard Minerals Corporation (the "Company") and has reviewed the financial statements period ending June 30, 2009 for Vanguard Mineral Corporation.  Effective September 22, 2009, we were dismissed from the Company as principal accountants.

We have read the Company's statements included its Form 8-K/A pertaining to Seale and Beers CPAs dated September 23, 2009, and we agree with such statements contained therein.

We have no knowledge about the appointment of Maddox Ungar Silberstein, PLLC as new auditors, nor whether they were consulted prior to their appointment as auditors.

Sincerely,

Seale and Beers, CPAs
Las Vegas, NV

CC: U.S. Securities & Exchange Commission
       Office of the Chief Accountant
       100 F Street, NE
       Washington, DC 20549
       202-551-5300 Phone
       202-772-9252 Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 South Jones Blvd., Suite 202 Las Vegas, NV 89107 888-727-8251 Fax: 888-782-2351